UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 16, 2009, Key Technology, Inc. (the “Company”) announced it has reached an agreement to acquire a minority interest in Proditec SAS, a manufacturer of automated, solid dose pharmaceutical inspection systems based on machine vision technology headquartered in Pessac (Bordeaux), France.  The Company will acquire a 15% minority interest for 870,000 Euros, or approximately $1.1 million, within the next 30 days, subject to certain conditions.  The Company will also acquire an exclusive option to purchase the remaining interest in Proditec through October 5, 2009.  The price and certain of the terms of purchase for the remaining interest are specified in the agreement.  The agreement also includes provisions addressing the potential future relationship between the parties, should the Company not exercise its purchase option.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated March 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  March 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated March 16, 2009